UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 9, 2008

TYCO ELECTRONICS LTD.

(Exact name of registrant as specified in its charter)

Bermuda	98-0518048
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

001-33260

(Commission File Number)

Second Floor, 96 Pitts Bay Road

Pembroke, HM 08, Bermuda

(Address of Principal Executive Offices, including Zip Code)

441-294-0607

(Registrant’s telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01             ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On July 14, 2008, Tyco Electronics Group S.A. (“TEGSA”), a wholly-owned subsidiary of Tyco Electronics Ltd. (“Tyco Electronics”), issued an aggregate of $300,000,000 principal amount of its 5.950% Senior Notes due January 15, 2014 (the “Notes”), which are fully and unconditionally guaranteed as to payment by Tyco Electronics. The Notes were offered and sold by TEGSA pursuant to a registration statement on Form S-3 (File No. 333-152069).  The net proceeds from the sales of the Notes were approximately $298.4 million after deducting the underwriters’ discount but before other expenses and will be used for general corporate purposes, including the repayment of debt.

The Notes were issued pursuant to an underwriting agreement (the “Underwriting Agreement”), dated as of July 9, 2008, among TEGSA, as issuer, Tyco Electronics, as guarantor, and Goldman Sachs & Co. and UBS Securities LLC, in their capacity as representatives of the several underwriters (the “Underwriters”).  Pursuant to the Underwriting Agreement and subject to the terms and conditions expressed therein, TEGSA agreed to sell the Notes to the Underwriters, and the Underwriters agreed to purchase the Notes for resale to the public.  TEGSA sold Notes to the Underwriters at an issue price of 99.452% of the principal amount thereof, and the Underwriters offered the Notes to the public at a price of 99.972% of the principal amount thereof.

The foregoing description of the Underwriting Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Underwriting Agreement, which is filed as Exhibit 1.1 hereto.  The Underwriting Agreement is incorporated by reference herein.

Additional information pertaining to the Notes is contained in Item 2.03 and is incorporated herein by reference.

ITEM 2.03             CREATION OF A DIRECT FINANCIAL OBLIGATION OF A REGISTRANT

The Notes were issued pursuant to an indenture, dated as of September 25, 2007 (the “Indenture”), among TEGSA, as issuer, Tyco Electronics, as guarantor, and Deutsche Bank Trust Company Americas, as trustee (the “Trustee”), and a Fourth Supplemental Indenture dated as of July 14, 2008 (the “Fourth Supplemental Indenture”) among TEGSA, as issuer, Tyco Electronics, as guarantor, and the Trustee. The Trustee will receive customary fees in connection therewith.  The Notes are fully and unconditionally guaranteed as to payment on an unsecured senior basis by Tyco Electronics. The Notes are TEGSA’s unsecured senior obligations and rank equally in right of payment with all of its existing and future senior debt and senior to any subordinated indebtedness that TEGSA may incur.

TEGSA may redeem some or all of the Notes at its option at any time at a redemption price equal to the greater of the principal amount of the Notes and a make-whole price, plus accrued and unpaid interest. TEGSA may also redeem all, but not less than all, of the Notes in the event of certain tax changes affecting such Notes.

The interest rate payable on the Notes will be subject to adjustments from time to time for certain downgrades (or subsequent upgrades) to the debt rating assigned to such Notes by Standard & Poor’s Ratings Services, Moody’s Investors Service, Inc. or Fitch Ratings Limited.

The Indenture limits TEGSA’s ability to create liens to secure certain indebtedness without also securing the Notes and limits its ability to enter into sale and lease-back transactions. The Indenture also limits TEGSA’s and Tyco Electronics’ ability to consolidate, merge or transfer all or substantially all of their assets. These covenants are subject to a number of qualifications and exceptions.

If Tyco Electronics experiences a change of control and, as a result of that change of control, the Notes are rated below investment grade by at least two of Standard & Poor’s Ratings Services, Moody’s Investors Service, Inc. and Fitch Ratings Limited (or the equivalent under any successor rating categories of Standard and Poor’s, Moody’s or Fitch’s, respectively), and TEGSA has not redeemed such notes, TEGSA will offer to repurchase all of the Notes at a price equal to 101% of the principal amount, plus accrued and unpaid interest to the repurchase date.

The following are events of default under the Indenture with respect to the Notes:

•                  default in the payment of any installment of interest upon any Notes, and continuance of such default for a period of 30 days; or

•                  default in the payment of all or any part of the principal of or premium, if any, on any of the Notes; or

•                  default in the performance, or breach, of any covenant or agreement of Tyco Electronics or TEGSA in respect of the Notes and the guarantee (other than the failure to comply with any covenant or agreement to file with the trustee the information filed or required to be filed with the Securities and Exchange Commission or a default or breach specifically dealt with elsewhere), and continuance of such default or breach for a period of 90 days; or

•                  the guarantee shall for any reason cease to be, or shall for any reason be asserted in writing by Tyco Electronics or TEGSA not to be, in full force and effect and enforceable in accordance with its terms except to the extent contemplated by the Indenture and the guarantee; or

•                  a court shall enter a decree or order for relief in respect of TEGSA or Tyco Electronics in an involuntary case under any applicable bankruptcy, insolvency or other similar law, and such decree or order shall remain unstayed and in effect for a period of 90 consecutive days; or

•                  TEGSA or Tyco Electronics shall commence a voluntary case under any applicable bankruptcy, insolvency or other similar law; or

•                  an event of default shall happen and be continuing with respect to TEGSA’s or Tyco Electronics’ indebtedness for borrowed money under any indenture or other instrument evidencing or under which TEGSA or Tyco Electronics shall have a principal amount outstanding in excess of $100,000,000 and such event of default shall involve the failure to pay the principal of such indebtedness on the final maturity date thereof after expiration of any grace period or in certain circumstances involving acceleration of the indebtedness such that the principal shall become due and payable prior to the date on which it otherwise would be due and payable.

The foregoing descriptions of the Indenture and the Fourth Supplemental Indenture do not purport to be complete and are qualified in their entirety by reference to the full text of the Indenture which is filed as Exhibit 4.1(a) to Tyco Electronics’ Annual Report on Form 10-K for the fiscal year ended September 28, 2007, filed on December 14, 2007 and to the full text of the Fourth Supplemental Indenture, which is filed as Exhibit 4.1 hereto.  Each of the foregoing documents is incorporated by reference herein.

Additional information pertaining to the Notes is contained in Item 1.01 and is incorporated herein by reference.

ITEM 8.01.            OTHER EVENTS.

On July 10, 2008, Tyco Electronics issued a press release announcing the offering of the Notes by TEGSA.  A copy of the press release is filed as Exhibit 99.1 hereto.

Additional information pertaining to the Notes is contained in Items 1.01 and 2.03 and is incorporated herein by reference.

ITEM 9.01.            FINANCIAL STATEMENT AND EXHIBITS.

(d)  Exhibits.

Exhibit No.	Description

1.1

Underwriting Agreement, dated as of July 9, 2008, among Tyco Electronics Group S.A., Tyco Electronics Ltd. and Goldman Sachs & Co. and UBS Securities LLC, in their capacity as representatives of the several underwriters.

4.1	Fourth Supplemental Indenture, dated as of July 14, 2008, among Tyco Electronics Group S.A., as issuer, Tyco Electronics Ltd., as guarantor, and Deutsche Bank Trust Company Americas, as trustee.

99.1	Press Release dated July 10, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 14, 2008

TYCO ELECTRONICS LTD.

By:	/s/ Terrence R. Curtin
Terrence R. Curtin
Executive Vice President and Chief Financial Officer (Principal Financial Officer)

EXHIBIT INDEX

Exhibit No.	Description

1.1

Underwriting Agreement, dated as of July 9, 2008, among Tyco Electronics Group S.A., Tyco Electronics Ltd. and Goldman Sachs & Co. and UBS Securities LLC, in their capacity as representatives of the several underwriters.

4.1	Fourth Supplemental Indenture, dated as of July 14, 2008, among Tyco Electronics Group S.A., as issuer, Tyco Electronics Ltd., as guarantor, and Deutsche Bank Trust Company Americas, as trustee.

99.1	Press Release dated July 10, 2008